EXHIBIT 10.27

FOURTH AMENDMENT TO
THE MERIT MEDICAL SYSTEMS, INC., 1996 EMPLOYEE STOCK PURCHASE PLAN

THIS FOURTH AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC., 1996 EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”) is hereby adopted effective February 13, 2015 by Merit Medical Systems, Inc., a Utah corporation (the “Company”), contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

WHEREAS, the Company has adopted and currently maintains the Merit Medical Systems, Inc., 1996 Employee Stock Purchase Plan (the “Plan”) for the benefit of its employees and other permitted participants; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Plan for the purpose of extending the term of the Plan until the last business day of June 2026.

NOW, THEREFORE, subject to approval of the Company’s shareholders prior to June 30, 2015, the Plan is hereby amended as follows, effective as of February 13, 2015:

1. Amendment to the Plan. Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

4.1    Offerings. The Plan will be implemented by quarterly offerings of Common Stock beginning on the first business day of July, October, January and April each year and continuing to the last business day of the calendar quarter in which the Offering commenced. Each such quarterly offering is referred to in the Plan as an “Offering.” The last quarterly Offering under the Plan shall expire on the last business day of June 2026 unless the Plan is extended by amendment prior to that date. Subject to Section 10.1 below, the maximum number of shares that may be issued in any Offering shall be 12,250 shares, plus unissued shares carried over from all prior Offerings under the Plan to the extent the number of shares issued in such prior Offerings was less than the maximum number of shares that could have been offered and issued in such Offerings.

2.    Effective Date. This amendment shall be effective as of February 13, 2015 and shall apply to all Offerings under the Plan conducted subsequent to June 30, 2015.

3.    Ratification. In all respects, other than as specifically set forth in Section 1 above, the Plan shall remain unaffected by this Amendment, the Plan shall continue in full force and effect, subject to the terms and conditions thereof, and in the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any provisions of the Plan the provisions of this Amendment shall in all respects govern and control.

IN TESTIMONY WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of February 13, 2015, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2015.

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Rashelle Perry
Its: Chief Legal Officer
Name: Rashelle Perry